February 2025

Pricing Supplement No. 6,475
Registration Statement Nos. 333-275587; 333-275587-01
Dated February 14, 2025
Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

STRUCTURED INVESTMENTS

Opportunities in U.S. Equities

Trigger PLUS Based on the Value of the Worst Performing of the S&P 500® Index, the S&P 500® Equal Weight Index and the iShares® S&P 500 Growth ETF due February 20, 2030

Trigger Performance Leveraged Upside SecuritiesSM

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Trigger PLUS are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The Trigger PLUS will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying product supplement for PLUS, index supplement and prospectus, as supplemented or modified by this document. The payment at maturity on the Trigger PLUS will be based on the value of the worst performing of the S&P 500® Index, the S&P 500® Equal Weight Index and the iShares® S&P 500 Growth ETF. At maturity, if the final level of each underlying is greater than its respective initial level, investors will receive the stated principal amount of their investment plus leveraged upside performance of the worst performing underlying. If the final level of any underlying is less than or equal to its respective initial level but the final level of each underlying is greater than or equal to its respective trigger level, investors will receive the stated principal amount of their investment. However, if the final level of any underlying is less than its respective trigger level, investors will be negatively exposed to the full decline in the worst performing underlying and will lose 1% of the stated principal amount for every 1% of decline in the worst performing underlying, without any buffer. Because the payment at maturity of the Trigger PLUS is based on the worst performing of the underlyings, a decline in any underlying beyond its respective trigger level will result in a significant loss of your investment even if the other underlyings have appreciated or have not declined as much. These long-dated Trigger PLUS are for investors who seek an equity-based return and who are willing to risk their principal, risk exposure to the worst performing of three underlyings and forgo current income in exchange for the leverage feature that applies to a limited range of performance of the worst performing underlying. The Trigger PLUS are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

The Trigger PLUS differ from the PLUS described in the accompanying product supplement for PLUS in that the Trigger PLUS offer the potential for a positive return at maturity if the worst performing underlying depreciates by no more than 50%. The Trigger PLUS are not the Buffered PLUS described in the accompanying product supplement for PLUS. Unlike the Buffered PLUS, the Trigger PLUS do not provide any protection if the worst performing underlying depreciates by more than 50%.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These Trigger PLUS are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	February 20, 2030
Underlyings:	S&P 500® Index (the “SPX Index”), S&P 500® Equal Weight Index (the “SPW Index”) and iShares® S&P 500 Growth ETF (the “IVW Shares”)
Aggregate principal amount:	$500,000
Payment at maturity:

If the final level of each underlying is greater than its respective initial level,

$1,000 + ($1,000 × leverage factor × underlying percent change of the worst performing underlying)

If the final level of any underlying is less than or equal to its respective initial level but the final level of each underlying is greater than or equal to its respective trigger level,

$1,000

If the final level of any underlying is less than its respective trigger level,

$1,000 × underlying performance factor of the worst performing underlying

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000, and will represent a loss of at least 50%, and possibly all, of your investment.

Underlying percent change:	With respect to each underlying, (final level – initial level) / initial level
Worst performing underlying:	The underlying with the lowest underlying percent change
Underlying performance factor:	With respect to each underlying, final level / initial level
Initial level:

With respect to the SPX Index, 6,114.63, which is the index closing value of such underlying on the pricing date

With respect to the SPW Index,7,329.46, which is the index closing value of such underlying on the pricing date

With respect to the IVW Shares, $106.63, which is the closing price of such underlying on the pricing date

Final level:

With respect to the SPX Index, the index closing value of such underlying on the valuation date

With respect to the SPW Index, the index closing value of such underlying on the valuation date

With respect to the IVW Shares, the closing price of such underlying on the valuation date multiplied by the adjustment factor on such date

Valuation date:	February 14, 2030, subject to adjustment for non-index business days, non-trading days and certain market disruption events
Leverage factor:	141%
Adjustment factor:	1.0, subject to adjustment in the event of certain events affecting the IVW Shares
Trigger level:

With respect to the SPX Index, 3,057.315, which is 50% of its initial level

With respect to the SPW Index, 3,664.73, which is 50% of its initial level

With respect to the IVW Shares, $53.315, which is 50% of its initial level

Stated principal amount:	$1,000 per Trigger PLUS
Issue price:	$1,000 per Trigger PLUS
Pricing date:	February 14, 2025
Original issue date:	February 20, 2025 (3 business days after the pricing date)
CUSIP / ISIN:	61778CFG5 / US61778CFG50
Listing:	The Trigger PLUS will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), a wholly owned subsidiary of Morgan Stanley and an affiliate of MSFL. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$977.40 per Trigger PLUS. See “Investment Summary” on page 2.
Commissions and issue price:	Price to public (1)	Agent’s commissions and fees (2)	Proceeds to us(3)
Per Trigger PLUS	$1,000	$2.50	$997.50
Total	$500,000	$1,250	$498,750

(1) The Trigger PLUS will be sold only to investors purchasing the Trigger PLUS in fee-based advisory accounts.

(2) MS& Co. expects to sell all of the Trigger PLUS that it purchases from us to an unaffiliated dealer at a price of $997.50 per Trigger PLUS, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per Trigger PLUS. MS & Co. will not receive a sales commission with respect to the Trigger PLUS. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(3) See “Use of proceeds and hedging” on page 21.

The Trigger PLUS involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 7.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Trigger PLUS are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Trigger PLUS” and “Additional Information About the Trigger PLUS” at the end of this document. References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for PLUS dated November 16, 2023 Index Supplement dated November 16, 2023 Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the S&P 500® Index, the S&P 500® Equal Weight Index and the iShares® S&P 500 Growth ETF due February 20, 2030

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Trigger Performance Leveraged Upside Securities

Principal at Risk Securities

The Trigger PLUS Based on the Value of the Worst Performing of the S&P 500® Index, the S&P 500® Equal Weight Index and the iShares® S&P 500 Growth ETF due February 20, 2030 (the “Trigger PLUS”) can be used:

￭To gain exposure to the worst performing of three equity underlyings for any positive performance

￭To potentially outperform the worst performing of the S&P 500® Index, the S&P 500® Equal Weight Index and the iShares® S&P 500 Growth ETF in a bullish scenario by taking advantage of the leverage factor, with no limitation on the appreciation potential

￭To provide limited protection against loss of principal in the event of a decline of the worst performing underlying but only if the respective final level of the worst performing underlying is greater than or equal to the respective trigger level

If the final level of any underlying is less than its respective trigger level, investors will be negatively exposed to the full amount of the percent decline in the worst performing underlying and will lose 1% of the stated principal amount for every 1% of decline in the worst performing underlying, without any buffer.

Maturity:	5 years
Leverage factor:	141%
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the Trigger PLUS.
Trigger level:	With respect to each underlying, 50% of the initial level of such underlying
Coupon:	None
Listing:	The Trigger PLUS will not be listed on any securities exchange

The original issue price of each Trigger PLUS is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the Trigger PLUS, which are borne by you, and, consequently, the estimated value of the Trigger PLUS on the pricing date is less than $1,000. We estimate that the value of each Trigger PLUS on the pricing date is $977.40.

What goes into the estimated value on the pricing date?

In valuing the Trigger PLUS on the pricing date, we take into account that the Trigger PLUS comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the Trigger PLUS is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the Trigger PLUS?

In determining the economic terms of the Trigger PLUS, including the leverage factor and the trigger levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the Trigger PLUS would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the Trigger PLUS?

The price at which MS & Co. purchases the Trigger PLUS in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the Trigger PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Trigger PLUS in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the Trigger PLUS, and, if it once chooses to make a market, may cease doing so at any time.

February 2025 Page 2

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the S&P 500® Index, the S&P 500® Equal Weight Index and the iShares® S&P 500 Growth ETF due February 20, 2030

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

The Trigger PLUS offer leveraged upside exposure to the worst performing underlying. At maturity, if the final level of each underlying is greater than its respective initial level, investors will receive the stated principal amount of their investment plus leveraged upside performance of the worst performing underlying. If the final level of any underlying is less than or equal to its respective initial level but the final level of each underlying is greater than or equal to its respective trigger level, investors will receive the stated principal amount of their investment. However, if the final level of any underlying is less than its respective trigger level, investors will be negatively exposed to the full decline in the worst performing underlying and will lose 1% of the stated principal amount for every 1% of decline in the worst performing underlying, without any buffer. Investors may lose their entire initial investment in the Trigger PLUS. All payments on the Trigger PLUS are subject to our credit risk.

Leveraged Performance	The Trigger PLUS offer investors an opportunity to receive 141% of the positive return of the worst performing of the underlyings if each underlying has appreciated in value.
Trigger Feature

At maturity, even if the worst performing underlying has declined over the term of the Trigger PLUS, you will receive your stated principal amount but only if the final level of each underlying is greater than or equal to its respective trigger level.

Upside Scenario if Each Underlying Appreciates	Each underlying increases in value, and, at maturity, the Trigger PLUS redeem for the stated principal amount of $1,000 plus 141% of the underlying percent change of the worst performing underlying.
Par Scenario

The final level of any underlying is less than or equal to its respective initial level but the final level of each underlying is greater than or equal to its respective trigger level. In this case, you receive the stated principal amount of $1,000 at maturity even though the worst performing underlying has depreciated.

Downside Scenario

The final level of any underlying is less than its respective trigger level. In this case, the Trigger PLUS redeem for at least 50% less than the stated principal amount, and this decrease will be by an amount proportionate to the full decline in the value of the worst performing underlying over the term of the Trigger PLUS. Under these circumstances, the payment at maturity will be less than 50% of the stated principal amount per Trigger PLUS. For example, if the final level of the worst performing underlying is 70% less than its initial level, the Trigger PLUS will be redeemed at maturity for a loss of 70% of principal at $300, or 30% of the stated principal amount. There is no minimum payment at maturity on the Trigger PLUS, and you could lose your entire investment.

Because the payment at maturity of the Trigger PLUS is based on the worst performing of the underlyings, a decline in any underlying beyond its respective trigger level will result in a significant loss of your investment even if the other underlyings have appreciated or have not declined as much.

February 2025 Page 3

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the S&P 500® Index, the S&P 500® Equal Weight Index and the iShares® S&P 500 Growth ETF due February 20, 2030

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity on the Trigger PLUS. The following examples are for illustrative purposes only. The actual initial level and trigger level for each underlying are set forth on the cover of this document. Any payment at maturity on the Trigger PLUS is subject to our credit risk. The below examples are based on the following terms:

Stated principal amount:	$1,000 per Trigger PLUS
Leverage factor:	141%
Hypothetical initial level:	With respect to the SPX Index: 5,250 With respect to the SPW Index: 7,000 With respect to the IVW Shares: $97.50
Hypothetical trigger level:	With respect to the SPX Index: 2,625 With respect to the SPW Index: 3,500 With respect to the IVW Shares: $48.75

EXAMPLE 1: The final level of each underlying is greater than its respective initial level.

Final level		SPX Index: 5,775
SPW Index: 9,800 IVW Shares: $126.75
Underlying percent change		SPX Index: (5,775 – 5,250) / 5,250 = 10% SPW Index: 9,800 – 7,000) / 7,000 = 40% IVW Shares: ($126.75 – $97.50) / $97.50 = 30%
Payment at maturity	=	$1,000 + ($1,000 × leverage factor × underlying percent change of the worst performing underlying)
	=	$1,000 + ($1,000 × 141% × 10%)
	=	$1,141

In example 1, the final levels of the SPX Index, the SPW Index and the IVW Shares are greater than their initial levels. The SPX Index has appreciated by 10% while the SPW Index has appreciated by 40% and the IVW Shares have appreciated by 30%. Therefore, investors receive at maturity the stated principal amount plus 141% of the appreciation of the worst performing underlying, which is the SPX Index in this example. Investors receive $1,141 per Trigger PLUS at maturity.

EXAMPLE 2: The final levels of two underlyings are greater than their respective initial levels while the final level of the other underlying is less than its respective initial level but greater than its respective trigger level.

Final level		SPX Index: 7,350
		SPW Index: 5,950 IVW Shares: $126.75
Underlying percent change		SPX Index: (7,350 – 5,250) / 5,250 = 40% SPW Index: 5,950 – 7,000) / 7,000 = -15% IVW Shares: ($126.75 – $97.50) / $97.50 = 30%
Payment at maturity	=	$1,000

In example 2, the final levels of the SPX Index and the IVW Shares are greater than their respective initial levels, while the final level of the SPW Index is less than its respective initial level but greater than its respective trigger level. While the SPX

February 2025 Page 4

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the S&P 500® Index, the S&P 500® Equal Weight Index and the iShares® S&P 500 Growth ETF due February 20, 2030

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Index has appreciated by 40% and the IVW Shares have appreciated by 30%, the SPW Index has declined by 15%. Therefore, investors receive at maturity the stated principal amount of $1,000.

EXAMPLE 3: The final levels of two underlyings are greater than their respective initial levels while the final level of the other underlying is less than its respective initial level and trigger level.

Final level		SPX Index: 5,775
SPW Index: 3,150 IVW Shares: $126.75
Underlying percent change		SPX Index: (5,775 – 5,250) / 5,250 = 10% SPW Index: (3,150 – 7,000) / 7,000 = -55% IVW Shares: ($126.75 – $97.50) / $97.50 = 30%
Underlying performance factor		SPX Index: 5,775 / 5,250 = 110% SPW Index: 3,150 / 7,000 = 45% IVW Shares: $126.75 / $97.50 = 130%
Payment at maturity	=	$1,000 × underlying performance factor of the worst performing underlying
	=	$1,000 × 45%
	=	$450

In example 3, the final levels of the SPX Index and the IVW Shares are greater than their respective initial levels, while the final level of the SPW Index is less than its respective initial level and trigger level. While the SPX Index has appreciated by 10% and the IVW Shares have appreciated by 30%, the SPW Index has declined by 55%. Therefore, investors are exposed to the negative performance of the SPW Index, which is the worst performing underlying in this example, and receive a payment at maturity of $450. In this example, investors are exposed to the negative performance of the worst performing underlying even though the other underlyings have appreciated in value by 10% and by 30%, respectively, because the final level of each underlying is not greater than or equal to its respective trigger level.

EXAMPLE 4: The final level of each underlying is less than its respective trigger level.

Final level		SPX Index: 1,575
SPW Index: 2,800 IVW Shares: $37.05
Underlying percent change		SPX Index: (1,575 – 5,250) / 5,250 = -70% SPW Index: (2,800 – 7,000) / 7,000 = -60% IVW Shares: ($37.05 – $97.50) / $97.50 = -62%
Underlying performance factor		SPX Index: 1,575 / 5,250 = 30% SPW Index: 2,800 / 7,000 = 40% IVW Shares: $37.05 / $97.50 = 38%
Payment at maturity	=	$1,000 × (underlying performance factor of the worst performing underlying)
	=	$1,000 × 30%
	=	$300

In example 4, the final levels of the SPX Index, the SPW Index and the IVW Shares are less than their respective trigger levels. The SPX index has declined by 70% while the SPW Index has declined by 60% and the IVW Shares have declined by 62%. Therefore, investors are exposed to the negative performance of the SPX Index, which is the worst performing underlying in this example, and receive a payment at maturity of $300.

February 2025 Page 5

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the S&P 500® Index, the S&P 500® Equal Weight Index and the iShares® S&P 500 Growth ETF due February 20, 2030

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Because the payment at maturity of the Trigger PLUS is based on the worst performing of the underlyings, a decline in any underlying beyond its respective trigger level will result in a significant loss of your investment even if the other underlyings have appreciated or have not declined as much.

February 2025 Page 6

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the S&P 500® Index, the S&P 500® Equal Weight Index and the iShares® S&P 500 Growth ETF due February 20, 2030

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the Trigger PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for PLUS, index supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Trigger PLUS.

Risks Relating to an Investment in the Trigger PLUS

￭The Trigger PLUS do not pay interest or guarantee the return of any principal. The terms of the Trigger PLUS differ from those of ordinary debt securities in that the Trigger PLUS do not pay interest or guarantee the payment of any principal amount at maturity. If the final level of any underlying is less than its respective trigger level, the payment at maturity will be an amount in cash that is at least 50% less than the $1,000 stated principal amount of each Trigger PLUS, and this decrease will be by an amount proportionate to the full amount of the decline in the value of the worst performing underlying over the term of the Trigger PLUS, without any buffer. There is no minimum payment at maturity on the Trigger PLUS, and, accordingly, you could lose your entire initial investment in the Trigger PLUS.

￭The market price will be influenced by many unpredictable factors. Several factors will influence the value of the Trigger PLUS in the secondary market and the price at which MS & Co. may be willing to purchase or sell the Trigger PLUS in the secondary market, including the value, volatility and dividend yield of the underlyings, interest and yield rates, time remaining to maturity, geopolitical conditions and economic, financial, political and regulatory or judicial events and any actual or anticipated changes in our credit ratings or credit spreads. Generally, the longer the time remaining to maturity, the more the market price of the Trigger PLUS will be affected by the other factors described above. The levels of the underlyings may be, and have recently been, extremely volatile, and we can give you no assurance that the volatility will lessen. See “S&P 500® Index Overview,” “S&P 500® Equal Weight Index Overview” and “iShares® S&P 500 Growth ETF Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per Trigger PLUS if you try to sell your Trigger PLUS prior to maturity.

￭The Trigger PLUS are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the Trigger PLUS. You are dependent on our ability to pay all amounts due on the Trigger PLUS at maturity and therefore you are subject to our credit risk. If we default on our obligations under the Trigger PLUS, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the Trigger PLUS prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the Trigger PLUS.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The amount payable on the Trigger PLUS is not linked to the values of the underlyings at any time other than the valuation date. The final level of each underlying will be based on the closing level of such underlying on the valuation date, subject to adjustment for non-index business days, non-trading days and certain market disruption events. Even if each underlying appreciates prior to the valuation date but the value of any underlying drops by the valuation date to below its respective trigger level, the payment at maturity will be significantly less than it would have

February 2025 Page 7

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the S&P 500® Index, the S&P 500® Equal Weight Index and the iShares® S&P 500 Growth ETF due February 20, 2030

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

been had the payment at maturity been linked to the values of the underlyings prior to such drop. Although the actual values of the underlyings on the stated maturity date or at other times during the term of the Trigger PLUS may be higher than their respective trigger levels, the payment at maturity will be based solely on the closing levels on the valuation date.

￭Investing in the Trigger PLUS is not equivalent to investing in any underlying or the stocks composing the SPX Index, the SPW Index or the S&P 500® Growth Index. Investing in the Trigger PLUS is not equivalent to investing in any underlying or the component stocks of the SPX Index, the SPW Index or the S&P 500® Growth Index. As an investor in the Trigger PLUS, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute the SPX Index, the SPW Index or the S&P 500® Growth Index.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the Trigger PLUS in the original issue price reduce the economic terms of the Trigger PLUS, cause the estimated value of the Trigger PLUS to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the Trigger PLUS in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the Trigger PLUS in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the Trigger PLUS less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the Trigger PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Trigger PLUS in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the Trigger PLUS is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the Trigger PLUS than those generated by others, including other dealers in the market, if they attempted to value the Trigger PLUS. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your Trigger PLUS in the secondary market (if any exists) at any time. The value of your Trigger PLUS at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭The Trigger PLUS will not be listed on any securities exchange and secondary trading may be limited. The Trigger PLUS will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the Trigger PLUS. MS & Co. may, but is not obligated to, make a market in the Trigger PLUS and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the Trigger PLUS, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the Trigger PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Trigger PLUS easily. Since other broker-dealers may not participate significantly in the secondary market for the Trigger PLUS, the price at which you may be able to trade your Trigger PLUS is likely to depend on the price, if any, at

February 2025 Page 8

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the S&P 500® Index, the S&P 500® Equal Weight Index and the iShares® S&P 500 Growth ETF due February 20, 2030

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the Trigger PLUS, it is likely that there would be no secondary market for the Trigger PLUS. Accordingly, you should be willing to hold your Trigger PLUS to maturity.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the Trigger PLUS. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the Trigger PLUS (and to other instruments linked to any underlying or the S&P 500® Growth Index), including taking positions in stocks constituting the SPX Index, the SPW Index or the S&P 500® Growth Index or taking positions in the IVW Shares, futures and/or options contracts on the SPX Index, the SPW Index, the IVW Shares or the S&P 500® Growth Index or their component stocks listed on major securities markets. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Trigger PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the stocks that constitute the underlyings and other financial instruments related to the underlyings on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial level of any underlying index, and, therefore, could increase the value at or above which such underlying index must close on the valuation date so that investors do not suffer a significant loss on their initial investment in the Trigger PLUS (depending also on the performance of the other underlyings). Additionally, such hedging or trading activities during the term of the Trigger PLUS, including on the valuation date, could adversely affect the value of any underlying index on the valuation date, and, accordingly, the amount of cash an investor will receive at maturity, if any (depending also on the performance of the other underlyings).

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the Trigger PLUS. As calculation agent, MS & Co. will determine the initial levels, the trigger levels and the final levels, including whether any underlying index has decreased to below its respective trigger level, and will calculate the amount of cash you receive at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events, whether to make any adjustments to the adjustment factor and the selection of a successor index or calculation of the index closing value of the SPX Index or the SPW Index, or the closing price of the IVW Shares, as applicable, in the event of a market disruption event or discontinuance of an underlying. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “Description of PLUS—Postponement of Valuation Date(s),” “—Alternate Exchange Calculation in case of an Event of Default” and “—Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the Trigger PLUS on the pricing date.

￭The U.S. federal income tax consequences of an investment in the Trigger PLUS are uncertain. Please read the discussion under “Additional Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the Trigger PLUS. As discussed in the Tax Disclosure Sections, there is a risk that the “constructive ownership” rule could apply, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder could be recharacterized as ordinary income and an interest charge could be imposed. In addition, there is no direct legal authority regarding the proper U.S. federal tax treatment of the Trigger PLUS, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the Trigger PLUS are uncertain, and the IRS or a court might not agree with the tax treatment of a Trigger PLUS as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the Trigger PLUS, the tax consequences of the ownership and disposition of the Trigger PLUS, including the timing and character of income recognized by U.S. Holders and the withholding tax consequences to Non-U.S. Holders, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the Trigger PLUS, possibly retroactively.

February 2025 Page 9

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Trigger PLUS Based on the Value of the Worst Performing of the S&P 500® Index, the S&P 500® Equal Weight Index and the iShares® S&P 500 Growth ETF due February 20, 2030

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Trigger PLUS, including possible alternative treatments, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlyings

￭You are exposed to the price risk of each of the underlyings. Your return on the Trigger PLUS it not linked to a basket consisting of each underlying. Rather, it will be based upon the independent performance of each of the underlyings. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each of the underlyings. Poor performance by any underlying over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlyings. If any underlying declines to below its respective trigger level as of the valuation date, you will be exposed to the negative performance of the worst performing underlying at maturity, and you will lose a significant portion or all of your investment, even if the other underlyings have appreciated or have not declined as much. Accordingly, your investment is subject to the price risk of each of the underlyings.

￭Because the Trigger PLUS are linked to the performance of the worst performing underlying, you are exposed to greater risk of sustaining a significant loss on your investment than if the Trigger PLUS were linked to just one underlying. The risk that you will suffer a significant loss on your investment is greater if you invest in the Trigger PLUS as opposed to substantially similar securities that are linked to the performance of just one underlying. With three underlyings, it is more likely that any underlying will decline to below its trigger level as of the valuation date than if the Trigger PLUS were linked to only one underlying. Therefore it is more likely that you will suffer a significant loss on your investment.

￭The investment strategy represented by the iShares® S&P 500 Growth ETF may not be successful. The iShares® S&P 500 Growth ETF seeks to track the investment results of the S&P 500® Growth Index. The S&P 500® Growth Index is designed to measure the full performance of companies included in the S&P 500® Index that exhibit relatively strong growth characteristics and relatively weak value characteristics and a portion of the performance of companies with more balanced growth and value characteristics. There is, however, no assurance that the S&P 500® Growth Index will outperform any other index or strategy that tracks U.S. stocks selected using other criteria. A “growth” investment strategy is premised on the goal of investing in stocks of companies with relatively higher price-to-book ratios, higher I/B/E/S forecast medium term (2 year) growth and higher sales per share historical growth (5 years) on the assumption that the value of those stocks will increase over time as these companies grow more rapidly than the broader market. However, the growth characteristics referenced by the S&P 500® Growth Index may not be accurate predictors of future growth, and there is no guarantee that these stocks will appreciate. In addition, the S&P 500® Growth Index’s selection methodology includes a bias toward stocks that have higher prices, and if these stocks prove to be overvalued, they may underperform the broader market. It is possible that the stock selection methodology of the S&P 500® Growth Index will adversely affect its return and, consequently, the level of the S&P 500® Growth Index and the value of your Trigger PLUS.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the IVW Shares. MS & Co., as calculation agent, will adjust the adjustment factor for certain events affecting the IVW Shares. However, the calculation agent will not make an adjustment for every event that can affect the IVW Shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the Trigger PLUS may be materially and adversely affected.

￭Adjustments to the IVW Shares or the index tracked by the IVW Shares could adversely affect the value of the Trigger PLUS. The investment adviser to the iShares® S&P 500 Growth ETF, BlackRock Fund Advisors (the “Investment Adviser”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P 500® Growth Index. Pursuant to its investment strategies or otherwise, the Investment Adviser may add, delete or substitute the stocks composing the S&P 500® Growth Index. Any of these actions could adversely affect the price of the IVW Shares and, consequently, the value of the Trigger PLUS. S&P® Dow Jones Indices LLC (“S&P®”) is responsible for calculating and maintaining the S&P 500® Growth Index. S&P® may add, delete

February 2025 Page 10

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the S&P 500® Index, the S&P 500® Equal Weight Index and the iShares® S&P 500 Growth ETF due February 20, 2030

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

or substitute the stocks constituting the S&P 500® Growth Index or make other methodological changes that could change the level of the S&P 500® Growth Index. S&P® may discontinue or suspend calculation or publication of the S&P 500® Growth Index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued S&P 500® Growth Index and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the price of the IVW Shares and, consequently, the value of the Trigger PLUS.

￭The performance and market price of the IVW Shares, particularly during periods of market volatility, may not correlate with the performance of the S&P 500® Growth Index, the performance of the component securities of the S&P 500® Growth Index or the net asset value per share of the IVW Shares. The IVW Shares do not fully replicate the S&P 500® Growth Index and may hold securities that are different than those included in the S&P 500® Growth Index.  In addition, the performance of the IVW Shares will reflect additional transaction costs and fees that are not included in the calculation of the S&P 500® Growth Index.  All of these factors may lead to a lack of correlation between the performance of the IVW Shares and the S&P 500® Growth Index.  In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying the IVW Shares may impact the variance between the performance of the IVW Shares and the S&P 500® Growth Index.  Finally, because the shares of the IVW Shares are traded on  an exchange and are subject to market supply and investor demand, the market price of one share of the IVW Shares may differ from the net asset value per share of the IVW Shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying the IVW Shares may be disrupted or limited, or such securities may be unavailable in the secondary market.  Under these circumstances, the liquidity of the IVW Shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the IVW Shares, and their ability to create and redeem shares of the IVW Shares may be disrupted. Under these circumstances, the market price of shares of the IVW Shares may vary substantially from the net asset value per share of the IVW Shares or the level of the S&P 500® Growth Index.

For all of the foregoing reasons, the performance of the IVW Shares may not correlate with the performance of the S&P 500® Growth Index, the performance of the component securities of the S&P 500® Growth Index or the net asset value per share of the IVW Shares.  Any of these events could materially and adversely affect the price of the shares of the IVW Shares and, therefore, the value of the Trigger PLUS.  Additionally, if market volatility or these events were to occur on the valuation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination may affect the payment on the Trigger PLUS.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based on the published closing price per share of the IVW Shares on the valuation date, even if the IVW Shares’ shares are underperforming the S&P 500® Growth Index or the component securities of the S&P 500® Growth Index and/or trading below the net asset value per share of the IVW Shares.

￭Adjustments to the SPX Index or the SPW Index could adversely affect the value of the Trigger PLUS. The publisher of each of the SPX Index and the SPW Index may add, delete or substitute the component stocks of such underlying or make other methodological changes that could change the value of such underlying. The publisher of each the SPX Index and the SPW Index may also discontinue or suspend calculation or publication of such underlying at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

February 2025 Page 11

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the S&P 500® Index, the S&P 500® Equal Weight Index and the iShares® S&P 500 Growth ETF due February 20, 2030

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

S&P 500® Index Overview

The S&P 500® Index, which is calculated, maintained and published by S&P® Dow Jones Indices LLC (“S&P®”), is intended to provide a benchmark for performance measurement of the large capitalization segment of the U.S. equity markets by tracking the stock price movement of 500 companies with large market capitalizations. Component stocks of the S&P 500® Index are required to have a total company level market capitalization that reflects approximately the 85th percentile of the S&P® Total Market Index. The S&P 500® Index measures the relative performance of the common stocks of 500 companies as of a particular time as compared to the performance of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. For additional information about the S&P 500® Index, see the information set forth under “S&P® U.S. Indices—S&P 500® Index” in the accompanying index supplement.

Information as of market close on February 14, 2025:

Bloomberg Ticker Symbol:	SPX
Current Index Value:	6,114.63
52 Weeks Ago:	5,000.62
52 Week High (on 1/23/2025):	6,118.71
52 Week Low (on 4/19/2024):	4,967.23

The following graph sets forth the daily closing values of the SPX Index for the period from January 1, 2020 through February 14, 2025. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the SPX Index for each quarter in the same period. The closing value of the SPX Index on February 14, 2025 was 6,114.63. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The SPX index has at times experienced periods of high volatility, and you should not take the historical values of the SPX index as an indication of its future performance.

SPX Index Daily Closing Values January 1, 2020 to February 14, 2025

February 2025 Page 12

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the S&P 500® Index, the S&P 500® Equal Weight Index and the iShares® S&P 500 Growth ETF due February 20, 2030

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

S&P 500® Index	High	Low	Period End
2020
First Quarter	3,386.15	2,237.40	2,584.59
Second Quarter	3,232.39	2,470.50	3,100.29
Third Quarter	3,580.84	3,115.86	3,363.00
Fourth Quarter	3,756.07	3,269.96	3,756.07
2021
First Quarter	3,974.54	3,700.65	3,972.89
Second Quarter	4,297.50	4,019.87	4,297.50
Third Quarter	4,536.95	4,258.49	4,307.54
Fourth Quarter	4,793.06	4,300.46	4,766.18
2022
First Quarter	4,796.56	4,170.70	4,530.41
Second Quarter	4,582.64	3,666.77	3,785.38
Third Quarter	4,305.20	3,585.62	3,585.62
Fourth Quarter	4,080.11	3,577.03	3,839.50
2023
First Quarter	4,179.76	3,808.10	4,109.31
Second Quarter	4,450.38	4,055.99	4,450.38
Third Quarter	4,588.96	4,273.53	4,288.05
Fourth Quarter	4,783.35	4,117.37	4,769.83
2024
First Quarter	5,254.35	4,688.68	5,254.35
Second Quarter	5,487.03	4,967.23	5,460.48
Third Quarter	5,762.48	5,186.33	5,762.48
Fourth Quarter	6,090.27	5,695.94	5,881.63
2025
First Quarter (through February 14, 2025)	6,118.71	5,827.04	6,114.63

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of Standard and Poor’s Financial Services LLC. For more information, see “S&P® U.S. Indices” in the accompanying index supplement.

February 2025 Page 13

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the S&P 500® Index, the S&P 500® Equal Weight Index and the iShares® S&P 500 Growth ETF due February 20, 2030

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

S&P 500® Equal Weight Index Overview

The S&P 500® Equal Weight Index is the equal-weight version of the S&P 500® Index. The S&P 500® Equal Weight Index includes the same constituents as the capitalization-weighted S&P 500® Index, but each company in the S&P 500® Equal Weight Index is allocated a fixed weight of 0.20% of the index total at each quarterly rebalancing. Therefore, the performance of the S&P 500® Equal Weight Index will differ, perhaps materially, from the performance of the S&P 500® Index, which is weighted unevenly based on market capitalization.

The S&P 500® Index, which is calculated, maintained and published by S&P® Dow Jones Indices LLC (“S&P®”), is intended to provide a benchmark for performance measurement of the large capitalization segment of the U.S. equity markets by tracking the stock price movement of 500 companies with large market capitalizations. Component stocks of the S&P 500® Index are required to have a total company level market capitalization that reflects approximately the 85th percentile of the S&P® Total Market Index. The S&P 500® Index measures the relative performance of the common stocks of 500 companies as of a particular time as compared to the performance of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. For additional information about the S&P 500® Equal Weight Index, see the information set forth under “S&P® U.S. Indices” in the accompanying index supplement.

Information as of market close on February 14, 2025:

Bloomberg Ticker Symbol:	SPW
Current Index Value:	7,329.46
52 Weeks Ago:	6,437.92
52 Week High (on 11/29/2024):	7,589.91
52 Week Low (on 2/14/2024):	6,437.92

The following graph sets forth the daily closing values of the SPW Index for the period from January 1, 2020 through February 14, 2025. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the SPW Index for each quarter in the same period. The closing value of the SPW Index on February 14, 2025 was 7,329.46. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The SPW Index has at times experienced periods of high volatility, and you should not take the historical values of the SPW Index as an indication of its future performance.

SPW Index Daily Closing Values January 1, 2020 to February 14, 2025

February 2025 Page 14

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the S&P 500® Index, the S&P 500® Equal Weight Index and the iShares® S&P 500 Growth ETF due February 20, 2030

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

S&P 500® Equal Weight Index	High	Low	Period End
2020
First Quarter	4,806.72	2,921.93	3,418.87
Second Quarter	4,585.77	3,249.21	4,138.74
Third Quarter	4,620.87	4,078.95	4,396.19
Fourth Quarter	5,182.04	4,334.25	5,182.04
2021
First Quarter	5,782.19	5,101.09	5,752.06
Second Quarter	6,175.34	5,814.31	6,124.90
Third Quarter	6,379.51	5,952.10	6,086.19
Fourth Quarter	6,616.06	6,127.42	6,605.87
2022
First Quarter	6,664.65	6,003.29	6,397.74
Second Quarter	6,450.24	5,288.19	5,453.53
Third Quarter	6,184.25	5,167.33	5,167.33
Fourth Quarter	6,039.80	5,200.86	5,739.53
2023
First Quarter	6,290.76	5,585.79	5,878.10
Second Quarter	6,081.96	5,657.33	6,081.96
Third Quarter	6,292.81	5,730.30	5,754.77
Fourth Quarter	6,427.69	5,426.22	6,402.89
2024
First Quarter	6,875.88	6,239.42	6,875.88
Second Quarter	6,833.69	6,460.18	6,663.71
Third Quarter	7,269.40	6,598.53	7,269.40
Fourth Quarter	7,589.91	7,039.91	7,100.83
2025
First Quarter (through February 14, 2025)	7,399.36	7,020.45	7,329.46

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of Standard and Poor’s Financial Services LLC. For more information, see “S&P® U.S. Indices” in the accompanying index supplement.

February 2025 Page 15

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the S&P 500® Index, the S&P 500® Equal Weight Index and the iShares® S&P 500 Growth ETF due February 20, 2030

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

iShares® S&P 500 Growth ETF Overview

The iShares® S&P 500 Growth ETF is an exchange-traded fund that seeks to track, before fees and expenses, the performance of the S&P 500® Growth Index, which measures the performance of equity securities that have been identified as being on the “growth” end of the growth-value spectrum of the S&P 500® Index. The iShares® S&P 500 Growth ETF is managed by iShares Trust (“iShares”), a registered investment company that consists of numerous separate investment portfolios, including the iShares® S&P 500 Growth ETF. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-92935 and 811-09729, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the iShares® S&P 500 Growth ETF is accurate or complete.

Information as of market close on February 14, 2025:

Bloomberg Ticker Symbol:	IVW UP
Current Share Price:	$106.63
52 Weeks Ago:	$81.47
52 Week High (on 1/23/2025):	$106.65
52 Week Low (on 4/19/2024):	$79.31

The following graph sets forth the daily closing prices of the IVW Shares for the period from January 1, 2020 through February 14, 2025. The related table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the IVW Shares for each quarter in the same period. The closing price of the IVW Shares on February 14, 2025 was $106.63. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The IVW Shares have at times experienced periods of high volatility, and you should not take the historical values of the IVW Shares as an indication of future performance.

IVW Shares Daily Closing Prices January 1, 2020 to February 14, 2025

February 2025 Page 16

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the S&P 500® Index, the S&P 500® Equal Weight Index and the iShares® S&P 500 Growth ETF due February 20, 2030

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

iShares® S&P 500 Growth ETF (CUSIP 464287309)	High ($)	Low ($)	Period End ($)
2020
First Quarter	52.65	36.14	41.26
Second Quarter	52.48	39.50	51.87
Third Quarter	62.43	52.43	57.77
Fourth Quarter	63.82	56.17	63.82
2021
First Quarter	67.25	61.43	65.11
Second Quarter	72.81	65.96	72.73
Third Quarter	79.00	72.99	73.91
Fourth Quarter	84.81	73.18	83.67
2022
First Quarter	84.32	68.33	76.38
Second Quarter	77.80	58.13	60.35
Third Quarter	71.43	57.85	57.85
Fourth Quarter	63.56	56.73	58.50
2023
First Quarter	63.89	57.25	63.89
Second Quarter	70.48	63.21	70.48
Third Quarter	72.66	68.05	68.42
Fourth Quarter	75.40	65.78	75.10
2024
First Quarter	85.14	72.87	84.44
Second Quarter	93.31	79.31	92.54
Third Quarter	97.13	84.77	95.75
Fourth Quarter	105.47	94.41	101.53
2025
First Quarter (through February 14, 2025)	106.65	100.53	106.63

This document relates only to the Trigger PLUS referenced hereby and does not relate to the IVW Shares. We have derived all disclosures contained in this document regarding iShares from the publicly available documents described above. In connection with the offering of the Trigger PLUS, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding iShares is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the IVW Shares (and therefore the price of the IVW Shares at the time we priced the Trigger PLUS) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares could affect the value received with respect to the Trigger PLUS and therefore the value of the Trigger PLUS.

Neither we nor any of our affiliates makes any representation to you as to the performance of the IVW Shares.

We and/or our affiliates may presently or from time to time engage in business with iShares. In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the IVW Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the Trigger PLUS under the securities laws. As a purchaser of the Trigger PLUS, you should undertake an independent investigation of iShares as in your judgment is appropriate to make an informed decision with respect to an investment linked to the IVW Shares.

“iShares®” is a registered trademark of BlackRock Fund Advisors (“BFA”). The Trigger PLUS are not sponsored, endorsed, sold, or promoted by BFA. BFA makes no representations or warranties to the owners of the Trigger PLUS or any member of the public regarding the advisability of investing in the Trigger PLUS. BFA has no obligation or liability in connection with the operation, marketing, trading or sale of the Trigger PLUS.

February 2025 Page 17

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the S&P 500® Index, the S&P 500® Equal Weight Index and the iShares® S&P 500 Growth ETF due February 20, 2030

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

S&P 500® Growth Index. The S&P 500® Growth Index is a float adjusted market capitalization weighted index comprised of stocks representing approximately half the market capitalization of the S&P 500® Index that have been identified as being on the “growth” end of the growth-value spectrum. For additional information about the S&P 500® Growth Index, see the information set forth under “S&P® U.S. Indices” in the accompanying index supplement.

February 2025 Page 18

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the S&P 500® Index, the S&P 500® Equal Weight Index and the iShares® S&P 500 Growth ETF due February 20, 2030

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Terms of the Trigger PLUS

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Underlying index publisher:	With respect to each of the SPX Index and the SPW Index, S&P® Dow Jones Indices LLC, or any successor thereof.
Share underlying index:	S&P 500® Growth Index
Share underlying index publisher:	S&P® Dow Jones Indices LLC, or any successor thereof.
Denominations:	$1,000 per Trigger PLUS and integral multiples thereof
Postponement of maturity date:

If the scheduled valuation date is not an index business day or a trading day, as applicable with respect to any underlying or if a market disruption event occurs with respect to any underlying on that day so that the valuation date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the Trigger PLUS will be postponed to the second business day following the latest valuation date as postponed with respect to any underlying.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the valuation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the Trigger PLUS by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the Trigger PLUS in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the actual valuation date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to the Trigger PLUS, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the Trigger PLUS, if any, to the trustee for delivery to the depositary, as holder of the Trigger PLUS, on the maturity date.

February 2025 Page 19

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the S&P 500® Index, the S&P 500® Equal Weight Index and the iShares® S&P 500 Growth ETF due February 20, 2030

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information About the Trigger PLUS

Additional Information:
Minimum ticketing size:	$1,000 / 1 Trigger PLUS
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the Trigger PLUS due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, it is reasonable to treat a Trigger PLUS as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Assuming this treatment of the Trigger PLUS is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for PLUS, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the Trigger PLUS prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the Trigger PLUS, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the Trigger PLUS. Subject to the discussion below concerning the potential application of the “constructive ownership” rule, such gain or loss should be long-term capital gain or loss if the investor has held the Trigger PLUS for more than one year, and short-term capital gain or loss otherwise.

Because the Trigger PLUS are linked to shares of an exchange-traded fund, although the matter is not clear, there is a risk that an investment in the Trigger PLUS will be treated as a “constructive ownership transaction” under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). If this treatment applies, all or a portion of any long-term capital gain of the U.S. Holder in respect of the Trigger PLUS could be recharacterized as ordinary income (in which case an interest charge will be imposed). As a result of certain features of the Trigger PLUS, including the leveraged upside payment and the fact that the Trigger PLUS are linked to indices in addition to an exchange-traded fund, it is unclear how to calculate the amount of gain that would be recharacterized if an investment in the Trigger PLUS were treated as a constructive ownership transaction. Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the Trigger PLUS. U.S. investors should read the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Possible Application of Section 1260 of the Code” in the accompanying product supplement for PLUS for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” rule.

We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the treatment of the Trigger PLUS. An alternative characterization of the Trigger PLUS could materially and adversely affect the tax consequences of ownership and disposition of the Trigger PLUS, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Trigger PLUS, possibly with retroactive effect.

February 2025 Page 20

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the S&P 500® Index, the S&P 500® Equal Weight Index and the iShares® S&P 500 Growth ETF due February 20, 2030

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

As discussed in the accompanying product supplement for PLUS, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the Trigger PLUS do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the Trigger PLUS should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the Trigger PLUS.

Both U.S. and non-U.S. investors considering an investment in the Trigger PLUS should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the Trigger PLUS, including possible alternative treatments, the potential application of the constructive ownership rule, and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for PLUS, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the Trigger PLUS.

Use of proceeds and hedging:

The proceeds from the sale of the Trigger PLUS will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per Trigger PLUS issued, because, when we enter into hedging transactions in order to meet our obligations under the Trigger PLUS, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the Trigger PLUS borne by you and described on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the Trigger PLUS.

On or prior to the pricing date, will hedge our anticipated exposure in connection with the Trigger PLUS by entering into hedging transactions with our affiliates and/or third party dealers. We expect our hedging counterparties to take positions in the IVW Shares, in stocks constituting the SPX Index, the SPW Index or the S&P 500® Growth Index and in futures and/or options contracts on the SPX Index, the SPW Index, the IVW Shares or the S&P 500® Growth Index or their component stocks listed on major securities markets. Such purchase activity could potentially increase the level of any underlying on the pricing date, and therefore could increase the level at or above which such underlying must close on the valuation date so that investors do not suffer a

February 2025 Page 21

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the S&P 500® Index, the S&P 500® Equal Weight Index and the iShares® S&P 500 Growth ETF due February 20, 2030

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

significant loss on their initial investment in the Trigger PLUS (depending also on the performance of the other underlyings). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the Trigger PLUS, including on the valuation date, by purchasing and selling the IVW Shares, the stocks constituting the SPX Index, the SPW Index or the S&P 500® Growth Index, futures or options contracts on the SPX Index, the SPW Index, the IVW Shares or the S&P 500® Growth Index or their component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Trigger PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the value of any underlying, and, therefore, adversely affect the value of the Trigger PLUS or the payment you will receive at maturity, if any (depending also on the performance of the other underlyings). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the Trigger PLUS, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the Trigger PLUS that it purchases from us to an unaffiliated dealer at a price of $997.50 per Trigger PLUS, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per Trigger PLUS. MS & Co. will not receive a sales commission with respect to the Trigger PLUS.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the Trigger PLUS.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Validity of the Trigger PLUS:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the Trigger PLUS offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such Trigger PLUS will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the

February 2025 Page 22

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the S&P 500® Index, the S&P 500® Equal Weight Index and the iShares® S&P 500 Growth ETF due February 20, 2030

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the Trigger PLUS and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 26, 2024, which is Exhibit 5-a to Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 filed by Morgan Stanley on February 26, 2024.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for PLUS and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for PLUS, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley or MSFL will arrange to send you the product supplement for PLUS, index supplement and prospectus if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at.www.sec.gov.as follows:

Product Supplement for PLUS dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for PLUS, in the index supplement or in the prospectus.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are our service marks.

February 2025 Page 23